MMC ENERGY, INC. ANNOUNCES THE APPOINTMENT OF MIKE HAMILTON TO THE BOARD OF DIRECTORS


New York, August 24, 2006 /PRNewswire-FirstCall / -- MMC Energy, Inc. (Nasdaq
OTC: MMCN.OB) today announced the election of Mike Hamilton to the MMC Board of Directors of the Company, and the Chairman of its Audit Committee.

Mr. Hamilton is a Senior Managing Director at FTI Consulting. He focuses on business turnaround and restructuring services, specializing in the energy industry. Mr. Hamilton's industry experience includes advisories on energy policy, bankruptcy, restructuring, contract negotiation, work-out strategies, financial model development, merger analysis, due diligence, maximizing unsecured claims, settlement negotiation, stranded investment strategy, risk management, and ISO and power exchange.

Prior to his current tenure at FTI Consulting, Mr. Hamilton was a partner at PricewaterhouseCoopers LLP, where he was responsible for the firm's domestic utility audit practice. Mr. Hamilton joined the firm in 1988 and retired in February 2003. He graduated from St. Francis College with a B.S. in accounting. He is a certified public accountant in a number of states.

 "We are very pleased to announce the addition of Mike Hamilton to the MMC Board of Directors. Mike will be a tremendous resource for MMC as it continues to focus on acquiring deep value and earnings accretive energy assets for our shareholders. We welcome Mike's breadth of industry knowledge and financial acumen," said Karl Miller, Chairman and Chief Executive Officer of MMC.

"Mike will chair the Audit committee and will also be a member of the governance and compensation committees. The addition of Mike is another key milestone in our effort to develop a highly qualified Board with extensive energy expertise", Miller added.

Mr. Hamilton joins the current Board of Directors of MMC composed of MMC executives, Karl Miller (Chairman of the Board and CEO), Martin Quinn (President and COO), Denis Gagnon (CFO) and George Rountree, III (Lead Independent Director).

About MMC Energy, Inc.:

MMC is an energy acquisition company, which primarily acquires and operates critical power generation and associated energy infrastructure assets. The company is headquartered in New York City and traded on the NASDAQ OTC Exchange in the United States and the Deutsche Borse in Germany.

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The Company creates long-term value for its shareholders through deep discount asset acquisitions and hands on post- acquisition asset management. The Company currently owns power generation assets in Southern California and is pursuing an aggressive portfolio acquisition and growth strategy targeting power generation facilities and energy infrastructure assets primarily in California, Texas, Mid-Atlantic, and the Northeastern U.S.

Additional information concerning MMC Energy is available at http://www.mmcenergy.com

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to expand existing generating facilities and exploit acquisition opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but no limited to, our inability to generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on May 15, 2006, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward-looking statements.

Source: MMC Energy Inc.